Exhibit 10.2

DIRECTOR:
DATE OF GRANT:	April 29, 2005
EXERCISE PRICE:	$47.35
COVERED SHARES:	2,057

BANK OF HAWAII CORPORATION

AMENDED AND RESTATED

DIRECTOR STOCK COMPENSATION PLAN

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STOCK OPTION AGREEMENT

Definitions.

“Agreement” means this Stock Option Agreement.

“Board” means the Board of Directors of the Company.

“Change in Control” means, and shall be deemed to have occurred, if:

any Person, excluding employee benefit plans of the Company or any of its affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Company securities representing 25 percent or more of the combined voting power of the Company’s then outstanding securities (“Voting Power”);

the Company consummates a merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a “Fundamental Transaction”) with any other corporation, other than a Fundamental Transaction that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined Voting Power immediately after such Fundamental Transaction of (i) the Company’s outstanding securities, (ii) the surviving entity’s outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division;

the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets; or

during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied).

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Bank of Hawaii Corporation, and any successor thereto.

“Covered Shares” means the shares of Common Stock subject to the Option.

“Date of Exercise” means the date on which the Company receives notice pursuant to Section 4.1 hereof of the exercise, in whole or in part, of the Option.

“Date of Expiration” means the date on which the Option shall expire, which shall be the earliest of the following times:

three months after termination of the Director’s membership on the Board for any reason other than by reason of death or Disability;

one year after termination of the Director’s membership on the Board by reason of death or Disability; or

ten years after the Date of Grant.

“Date of Grant” means the date set forth as the “Date of Grant” on page 1 of this Agreement.

“Director” means the person identified as the “Director” on page 1 of this Agreement.

“Disability” means the Director’s total and permanent disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

3.     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the dollar amount per share of Common Stock set forth on page 1 of this Agreement, as it may be adjusted from time to time pursuant to Section 11 of the Plan.

“Fair Market Value” means, unless otherwise determined by the Board, the last sale price for a share of Common Stock, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Board may select, or if the Common Stock is not traded on a securities exchange or automated dealer quotation system, an amount equal to the then fair market value of a share of Common Stock as determined by the Board pursuant to a reasonable method adopted in good faith for such purpose.

“Option” means the stock option granted to the Director pursuant to Section 2 hereof.

“Director ” means the person identified as the “Director” on page 1 of this Agreement.

“Person” means the term “person” within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)(3) and 14(d) thereof.

“Plan” means the Bank of Hawaii Corporation Amended and Restated Director Stock Compensation Plan, as amended from time to time.

Grant of Option.  Pursuant to the Plan and subject to the terms of this Agreement, the Company hereby grants to the Director, as of the Date of Grant, the Option to purchase from the Company that number of shares of Common Stock identified as the “Covered Shares” on page 1 of this Agreement, exercisable at the Exercise Price.

Terms of the Option.

Type of Option.  The Option is intended to be a nonqualified stock option.

Option Period; Exercisability.  The Option may be exercised in whole shares as follows:

no part of the Option may be exercised during the first year following the Date of Grant or at any time after the Date of Expiration;

beginning on the first anniversary of the Date of Grant, the Option may be exercised as to a maximum of one-third of the Covered Shares (rounded up to the next whole number of shares);

beginning on the second anniversary of the Date of Grant, the Option may be exercised as to an additional one-third of the Covered Shares (rounded down to the next whole number of shares); and

beginning on the third anniversary of the Date of Grant, the Option may be exercised as to all of the Covered Shares.

Notwithstanding the foregoing, in the event of a Change in Control or termination of the Director’s membership on the Board by reason of Disability or death, the Option shall thereupon become exercisable at any time prior to the Date of Expiration as to the full number of Covered Shares.  In no event shall the number of Covered Shares as to which the Option is exercisable increase after termination of the Director’s membership on the Board.

Nontransferability. The Option is not transferable by the Director other than by will or by the laws of descent and distribution, and is exercisable, during the Director’s  lifetime, only by the Director, or, in the event of the Director’s  legal disability, by the Director’s  legal representative.  Notwithstanding the foregoing, the Director may, subject to complying with applicable securities and other laws, transfer the Option to a trust as to which the Director is both trustee and beneficiary (and such trust may hold and exercise the Option), and in the event of such transfer, the Option shall continue to be subject to the terms of this Agreement and the Plan.

Payment of the Exercise Price.  The Director, upon exercise, in whole or in part, of the Option, may pay the Exercise Price by any or all of the following means, either alone or in combination:

cash or check payable to the order of the Company;

delivery (either actual or constructive) of shares of unencumbered Common Stock (provided that such shares, if acquired under the Option or under any other option or award granted under the Plan or any other plan sponsored or maintained by the Company, have been held by the Director for at least six months or such other period, if any, as determined by the Board) that have an aggregate Fair Market Value on the Date of Exercise equal to that portion of the Exercise Price being paid by delivery of such shares; or

in accordance with such rules as may be specified by the Board, delivery to the Company of a properly executed exercise notice and irrevocable instructions to a registered securities broker promptly to deliver to the Company cash equal to the Exercise Price for that portion of the Option being exercised.

Exercise.

Notice.  The Option shall be exercised, in whole or in part by the delivery to the Company of written notice of such exercise, in such form as the Board may from time to time prescribe, accompanied by full payment of the Exercise Price with respect to that portion of the Option being exercised.

Withholding.  The Company’s obligation to issue or deliver shares of Common Stock upon the exercise of the Option shall be subject to the satisfaction of any applicable federal, state and local tax withholding requirements.

Effect.  The exercise, in whole or in part, of the Option shall cause a reduction in the number of Covered Shares as to which the Option may be exercised in an amount equal to the number of shares of Common Stock as to which the Option is exercised.

Representations.  The Director agrees that, upon the issuance of any shares of Common Stock upon the exercise of the Option, the Director will, upon the request of the Company, represent and warrant in writing that the Director (a) has received and reviewed a copy of the Plan; (b) is capable of evaluating the merits and risks of exercising the Option and acquiring the shares and able to bear the economic risks of such investment; (c) has made such investigation as he or she deems necessary and appropriate of the business and financial prospects of the Company, and (d) is acquiring the shares for investment only and not with a view to resale or other distribution thereof.  The Director shall make such other representations and warranties that the Board may request for the purpose of complying with applicable law.

Legends.  The Director agrees that the certificates evidencing the shares of Common Stock issued upon exercise of the Option may include any legend which the Board deems appropriate to comply with applicable laws.

Rights as Stockholder.  The Director shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Director pursuant to this Agreement.

Membership on Board.  Neither the grant of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to retain the Director as a member of the Board for any period.

Subject to the Plan.  The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which are incorporated by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any rights or benefits under this Agreement.  In addition, the Option is subject to any rules and regulations promulgated by the Board in accordance with its authority under the Plan.

Governing Law.  The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Hawaii without giving effect to the principles of conflicts of laws.

4.     Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision that is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf by the undersigned, thereunto duly authorized, effective as of the Date of Grant.

ATTEST:	BANK OF HAWAII CORPORATION

By:

ACCEPTED AND AGREED TO
AS OF THE DATE OF GRANT:
DIRECTOR